EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our report dated March 31, 2009 with respect to the consolidated financial statements of United Mortgage Trust, included in this Annual Report on Form 10-K as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008: Registration Statement (Form S-3) No. 333-110488, and Registration Statement (Form S-4) No. 333-128149.

/s/ Whitley Penn LLP

Dallas, Texas
March 31, 2009